UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
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UNIVERSAL POWER GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIVERSAL POWER GROUP, INC.
1720 Hayden Drive
Carrollton, Texas 75006
(469) 892-1122

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 10:00A.M., CENTRAL DAYLIGHT TIME, ON JUNE 10, 2008

To the Shareholders:

          You are cordially invited to attend the Annual Meeting of Shareholders (the “Meeting”) of Universal Power Group, Inc., a Texas corporation (the “Company”), which will be held at the Hotel InterContinental located at 15201 Dallas Parkway, Addison, TX 75001 to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement:

1.	To elect a board of directors to serve until the next annual meeting of the Company’s shareholders or until their respective successors have been elected and qualify;

2.
To approve the following amendments to the Company’s 2006 Stock Option Plan to:

(a) increase the number of shares available for issuance thereunder from 1,500,000 to 2,000,000;

(b) provide for awards of up to 300,000 shares of restricted common stock; and

(c) allow for the repricing of options under limited circumstances;

3.	To obtain advisory approval of the appointment of independent auditors for fiscal year 2008; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          Shareholders of record of the Company’s Common Stock at the close of business on April 11, 2008, the record date set by the Board of Directors, are entitled to notice of, and to vote at, the Meeting and at any adjournment or postponements thereof.

          THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors,

Mimi Tan,
Secretary

Carrollton, Texas
May 13, 2008

UNIVERSAL POWER GROUP, INC.
1720 Hayden Drive
Carrollton, Texas 75006
(469) 892-1122

----------------------------
PROXY STATEMENT
----------------------------

          This proxy statement contains information related to the 2008 Annual Meeting of Shareholders (“Meeting”) of Universal Power Group, Inc., a Texas corporation (the “Company”), to be held at the Hotel InterContinental located at 15201 Dallas Parkway, Addison, TX 75001 at 10:00 a.m. CDT, Monday, June 10, 2008, and at any postponements or adjournments thereof. The approximate date of mailing for this proxy statement, proxy card and a copy of our annual report to shareholders for the year ended December 31, 2007, is May 15, 2008.

SOLICITATION AND REVOCATION OF PROXIES

          A form of proxy is being furnished herewith by the Company to each shareholder and, in each case, is solicited on behalf of the Board of Directors of the Company (the “Board”) for use at the Meeting. Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has the right to revoke it at anytime by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

          The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries for costs incurred in forwarding soliciting materials to their principals. Members of the management of the Company may also solicit some shareholders in person, or by telephone, telegraph or telecopy, following solicitation by their Proxy Statement, but will not be separately compensated for such solicitation services.

          Proxies duly executed and returned by shareholders and received by the Company before the Meeting will be voted FOR the election of all of the nominees specified herein, and FOR the amendments to the Company’s 2006 Stock Option Plan, and FOR advisory approval of the appointment of independent auditors. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board and each of them is a current director of the Company.

SHAREHOLDER’S VOTING RIGHTS

          Only holders of record of the Company’s Common Stock, $0.01 par value (“Common Stock”), at the close of business on April 11, 2008 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponements thereof. On the Record Date there were 5,000,000 shares of Common Stock outstanding with one vote per share.

          A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder at our corporate headquarters, 1720 Hayden Drive, Carrollton, Texas 75006, during normal business hours for a period of ten days before the Meeting and at the time and place of the Meeting.

          With respect to the election of directors, assuming a quorum is present, the candidates receiving the highest number of votes will be elected. See “Election of Directors.” To approve the amendments to the Company’s 2006 Stock Option Plan (“2006 Stock Option Plan” or “Plan”) and to obtain advisory approval of the appointment of independent auditors for fiscal year 2008, assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented at the Meeting is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the Common Stock.

          Under the Company’s bylaws and Texas law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to approve the amendments to the Company’s 2006 Stock Option Plan and the appointment of independent auditors for the fiscal year 2008 will have the effect of a no vote for such proposal.

DIRECTORS AND EXECUTIVE OFFICERS

          The names, ages and titles of our executive officers and directors, as of December 31, 2007, are as follows:

Name	Age	Position
Randy Hardin	48	Chief Executive Officer, President and
		Director
Ian Colin Edmonds	35	Executive Vice President, Chief Operating
		Officer and Director
Roger Tannery	62	Chief Financial Officer
Mimi Tan	33	Senior Vice President Business
		Development and Marketing and
		Corporate Secretary
Julie Sansom-Reese	45	Senior Vice President of Finance and Treasurer
Ramin Salehi	34	Senior Vice President of Supply Chain and
		Information Technology
William Tan	64	Chairman of the Board
Leslie Bernhard	63	Director
Marvin I. Haas	65	Director
Garland P. Asher	63	Director
Robert M. Gutkowski	59	Director

          RANDY HARDIN has been our president since October 1996 and was appointed chief executive officer in January 1999. He has also been a director since January 1999. Mr. Hardin served as a director of AlphaNet Hospitality Systems, Inc. (a wholly owned subsidiary of our former corporate parent and currently our largest single shareholder, Zunicom, Inc. (OTCBB:ZNCM) from September 2001 through December 2006. From 1982 to 1991 Mr. Hardin was employed at Interstate Batteries. From 1991 to 1996, Mr. Hardin was the national sales manager of MK Battery, Inc., a distributor of sealed batteries. Mr. Hardin is a graduate of Texas A&M University where he received a Bachelor of Arts in Political Science in 1982.

          IAN COLIN EDMONDS has been a director since January 1999, our chief operating officer since May 2002 and our executive vice president since October 2006. He is responsible for overall operations, corporate finance, M&A and planning activities and risk management. Mr. Edmonds served as a director of Zunicom and from July 1997 through December 2006 served as an officer, first as vice president and from April 2003 as executive vice president. He also served as a director of AlphaNet from October 1999 through December 2006. Mr. Edmonds holds a Bachelors Degree in Marketing with a Minor in Statistics from the University of Denver. Mr. Edmonds is the husband of Mimi Tan and the son-in-law of William Tan.

          ROGER TANNERY was appointed our chief financial officer in October 2007. From January 2007 until October 2007, Mr. Tannery was associated with the Company as a consultant. He served as CEO as well as consultant for ProAlliance Group since October 2002 and was consultant and Vice-President of Finance at CTX Mortgage (the financial services group of Centex Corp) from September 1998 until October 2002. He has served as CFO, CEO and COO for several companies in various industries. His career began as a Certified Public Accountant with the predecessor of Deloitte and Touche and he later became a founding partner in a regional CPA firm. Mr. Tannery has a Bachelor of Business Administration in Accounting from the University of North Texas.

          MIMI TAN has been our corporate secretary since February 1998, and our senior vice president of business development and marketing since December 2006. She served as our vice president of business development and marketing from May 2002 through December 2006. Her responsibilities include new business development and projects, corporate marketing and overall branding strategies. She served as Zunicom’s director of operations and corporate secretary from February 1998 through December 2006 and as AlphaNet’s corporate secretary from October 1999 through December 2006. Ms. Tan graduated cum laude from the University of Denver in November 1996 with a Bachelor’s Degree in Marketing and a Minor in Statistics. She is the daughter of William Tan and the wife of Ian Edmonds.

          JULIE SANSOM-REESE has been employed by us since 1986. She was our chief financial officer from 1991 to October 2007 and is now serving as our Senior Vice President of Finance. She served as chief financial officer for Zunicom, Inc. from 1992 through July 1997 and was appointed interim chief financial officer of Zunicom in November 1999 and assumed that role on a permanent basis from November 2000 through December 2006. She also served as chief financial officer of AlphaNet from October 2003 through December 2006. Ms. Sansom-Reese earned a Bachelor of Arts in Business from Texas Tech University in May 1986.

          RAMIN SALEHI joined the company in September 1997 as a database design analyst. In December of 2006, Mr. Salehi was appointed senior vice president of supply chain and information technology. He is responsible for the overall direction and tactical execution of supply chain and information systems operations of the company. Mr. Salehi holds a Bachelor of Science degree in Computer Systems Design from the University of Houston, Clear Lake.

          WILLIAM TAN has been chairman of the board since January 1999. He has served as the chairman of Zunicom since February 1997 and of AlphaNet since October 1999. Mr. Tan’s principal business has been private investments and he has held senior executive positions in a number of financing, insurance, textile, property development and related businesses. Mr. Tan is the father of Mimi Tan and the father-in-law of Ian Edmonds.

          None of Messrs. Hardin, Edmonds or Tan, is “independent” under the rules and regulations that apply to a company listed on the American Stock Exchange. However, the following non-employee directors are “independent”.

     Non-Employee Directors

          LESLIE BERNHARD became a director in December 2006 upon the effectiveness of our initial public offering. She is a co-founder of AdStar, Inc. (Nasdaq: ADST), provider of technology services to the newspaper classified advertising industry. She has been a director of AdStar since its inception in 1986 and its president and chief executive officer since 1991. Ms. Bernhard also serves on the board of directors of Milestone Scientific, Inc., (OTCBB: MLSS.OB), a developer and manufacturer of medical and dental equipment. Ms. Bernhard holds a B.S. degree from St. John’s University.

          MARVIN HAAS became a director in December 2006 upon the effectiveness of our initial public offering. He served as president and chief executive officer of Chock Full O’Nuts Corporation (NYSE: CHF) from 1993 through 1999 when Chock was sold to Sara Lee Corporation. Since his retirement from Chock Full O’Nuts, Mr. Haas has been a private investor. Mr. Haas also currently serves on the board of directors of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM). Mr. Haas received a B.A. from Northeastern University and an MBA from its Graduate School of Business.

          GARLAND P. ASHER became a director in December 2006 upon the effectiveness of our initial public offering. He is the founder and principal of G. Parker Holdings, Inc., which specializes in financial consulting and investment management services. In addition, from September 1999 through June 2004, Mr. Asher was the president and chief operating officer of Integration Concepts, Inc., a software development company. From 1991 through 1992 he was the chief financial officer of Intelligent Electronics, Inc., a distributor of personal computers, and from 1986 through 1991 he was the chief financial officer of Intertan, Inc. an electronics retailer. Mr. Asher is currently serving on the City of Fort Worth audit committee. Mr. Asher is a certified financial analyst and received an MBA in International Finance from the Wharton School of Commerce and Finance, University of Pennsylvania in May 1970.

          ROBERT M. GUTKOWSKI became a director in December 2006 upon the effectiveness of our initial public offering. He is the founder, president and chief executive officer of Marketing Group International, a provider of consulting services to businesses in the sports and entertainment industries. He advised the New York Yankees in regard to the creation of the YES Network, a regional sports and entertainment network. He previously served as chief executive officer of the Marquee Group, Inc., a worldwide sports and entertainment firm that managed, produced and marketed sports and entertainment events and provided representation for athletes, entertainers and broadcasters. From 1991 until 1994, he was president of Madison Square Garden, Inc. where he was responsible for the operations of the New York Knickerbockers basketball team, the New York Rangers hockey club and MSB Communications, which included the MSG Television Network. Mr. Gutkowski was a member of the Board of Directors of EuroTrust A/S, (Nasdaq: EURO) from May 2004 through May 2006.

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BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information concerning the beneficial ownership of our Common Stock as of May 1, 2008 (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, (iii) each of the Named Executive Officers in the Summary Compensation Table below, and (iv) all directors and executive officers as a group.

	Common Stock
	Amount and Nature of
Name and Address(1)	Beneficial Ownership(2)		Percentage of Class(3)

Directors and Named Executive Officers
William Tan	2,356,250	(4)	47.1%
Randy Hardin	475,000	(5)	9.5%
Ian Colin Edmonds	2,356,250	(6)	47.1%
Mimi Tan	7,000	(7)	*
Leslie Bernhard	10,000	(8)	*
Robert M. Gutkowski	10,000	(8)	*
Marvin I. Haas	10,000	(8)	*
Garland P. Asher	13,000	(9)	*
All Directors and	3,237,500	(10)	64.8%
Executive Officers as a Group
(8 persons)

5% Shareholders
Zunicom, Inc.	2,000,000		40.0%
4315 W. Lovers Lane
Dallas, TX 75209

Wilen Management Co. Inc	690,074		13.8%
2360 W Jopa rd, Ste 226
Lutherville, MD 21093

*	Less than 1.0%.
(1)	Unless indicated otherwise, all addresses are c/o Universal Power Group, Inc. , 1720 Hayden Road, Carrollton, TX 75006.
(2)	Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to his or her shares, other than shares subject to options.
(3)	Percent of Class for the Common Stock is based on the 5,000,000 shares outstanding as of April 28, 2008. In addition, shares which a person had the right to acquire within 60 days are also deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person.
(4)	Includes 356,250 shares underlying options granted having an exercise price of $7.00 per share and 2,000,000 shares owned by Zunicom over which Mr. Tan has voting control by virtue of the fact that he is a director of Zunicom. Mr. Tan does not own any shares of our common stock directly.
(5)	Represents shares underlying options, which have an exercise price of $7.00 per share. Mr. Hardin does not own any shares of our common stock directly.
(6)	Includes 356,250 shares underlying options granted having an exercise price of $7.00 per share and 2,000,000 shares owned by Zunicom over which Mr. Edmonds has voting control by virtue of the fact that he is a director of Zunicom. Mr. Edmonds does not own any shares of our common stock directly.
(7)	Represents shares underlying options, which have an exercise price of $7.00 per share. Ms. Tan does not own any shares of our common stock.
(8)	Includes 10,000 shares underlying options, which have an exercise price of $4.48 per share.
(9)	Includes 10,000 shares underlying options, which have an exercise price of $4.48 per share. Mr. Asher directly owns 3,000 shares of our common stock.
(10)	Includes 2,000,000 shares owned by Zunicom over which Messrs. Tan and Edmonds have voting control by virtue of the fact that they are directors of Zunicom and 1,187,500 shares underlying options held by Messrs. Tan, Hardin and Edmonds. The options have an exercise price of $7.00 per share.

          As of April 28, 2008 the Company is not aware of any pledges of its Common Stock which may at a subsequent date result in a change in control of the Company.

     PROPOSAL NO. 1
ELECTION OF DIRECTORS

          Under our bylaws, the Board must consist of a minimum of three and a maximum of 11 directors. As of December 31, 2007, the Board had seven members. In connection with the nomination of directors set forth below, the Board has authorized an increase in the number of directors constituting the full Board to nine.

          Directors are elected annually at the annual meeting of shareholders to hold office for one year and until their successors are duly elected and qualified. Board vacancies resulting from resignations, retirements, removals or newly created seats resulting from an increase in the number of directors, may be filled by a majority vote of the director(s) then in office.

          Except as otherwise described herein, the nominees named herein are presently members of the Board, and each nominee has consented to serve as a director if elected at this year’s Meeting. In the event the nominees named herein are unable to serve as directors, discretionary authority is reserved for the Board to vote for a substitute. The Board has no reason to believe that any nominee named herein will be unable to serve if elected.

Nominees standing for election to the Board

Name	Age	Title
Randy Hardin	48	Chief Executive Officer, President and Director
Ian Colin Edmonds	36	Executive Vice President, Chief Operating
		Officer and Director
William Tan	64	Chairman of the Board
Leslie Bernhard	63	Director
Marvin I. Haas	65	Director
Garland P. Asher	63	Director
Robert M. Gutkowski	59	Director
Carl A. Generes	68	Nominee
Benjamin J. Douek	57	Nominee

          The principal occupation and business experience for at least the last five years for each nominee is set forth in the section entitled Directors and Executive Officers above, except for Messrs. Generes and Douek, each of whose business experience is discussed below:

          CARL A. GENERES has practiced law in Dallas, Texas beginning in 1968 to the present. His principal practice areas are civil business litigation and a general business-securities office practice. He is outside General Counsel and Corporate Secretary of Zunicom, Inc. (OTCBB: ZNCM.OB).

          BENJAMIN J. DOUEK has held senior executive positions and chief financial officerships in a wide array of corporations providing financial services, crisis and turnaround management consulting and diverse internet media services. Since 2006, Mr. Douek has served as a consultant to financial institutions engaged in general securities operations and wealth management. In 2006, Mr. Douek founded and has since been managing member of a private company whose business is spearheading the creation and development of an international wine lifestyle brand. From 2002 to 2005 he served as Senior Vice President of a consulting firm that specialized in restructuring of and crisis management for companies with a diverse range of businesses. Earlier in his career, he served as Executive Vice President and Director of Investment Banking and as a member of the Board of Directors and Management and Commitment Committees of Ladenburg Thalmann and Co. Inc., and as a Managing Director and Principal of Donaldson, Lufkin & Jenrette Securities Corporation.

          The Board has determined that both Mr. Generes and Mr. Douek are “independent” directors under the rules and regulations that apply to a company listed on the American Stock Exchange (“Amex”). Although Mr. Generes is the corporate secretary of Zunicom, his role as such is ministerial and, therefore, he is not an “executive” officer. However, even if Mr. Generes is not deemed to be an “independent” director, assuming all of the nominees are elected, a majority of the directors would be “independent,” satisfying the Amex listing and SEC requirements.

The Board recommends a vote “FOR” the Election Of The Nominees Named Above and proxies that are signed and returned will be so voted unless otherwise instructed

CORPORATE GOVERANCE AND BOARD COMMITTEES

Board Composition

          Our Board currently consists of seven directors. The Board has authorized an increase in the number of directors constituting the full Board to nine. Each director is elected for a term of one year and serves until a successor is duly elected and qualified or until his or her death, resignation or removal. Mr. Tan, Chairman of the Board, is the father of Mimi Tan and the father-in-law of Ian Edmonds.

Director Independence

          A majority of our Board is independent, as required by and as defined in Section 121(A) of the AMEX listing standards. We believe that Messrs. Haas, Asher, Gutkowki and Mrs. Bernhard are independent under the AMEX listing standards. In addition, the two new nominees, Messrs. Generes and Douek, are independent. Under AMEX listing standards, generally a director is considered independent as long as he or she does not have a relationship with us or management that would interfere with the exercise of independent judgment in carrying out the director’s responsibilities.

Board Meetings

          The Board met seven times during 2007. A majority of the directors attended all of the meetings of the Board. All persons who were directors during 2007 attended at least 75% of these meetings. Absent special circumstance, each director is expected to attend the annual meeting of shareholders.

Committees Established by the Board

          The Board has established three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each committee is made up entirely of independent directors.

		Corporate Governance and	Compensation
Name	Audit Committee	Nominating Committee	Committeee
Garland Asher	Chairperson		*
Leslie Bernhard	*	Chairperson	*
Robert Gutkowski	*	*
Marvin Haas		*	Chairperson
* indicates member

          Audit Committee. The Audit Committee members consist of Garland P. Asher, who serves as chairperson, Leslie Bernhard and Robert Gutkowski. The Board has determined that Garland P. Asher is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, and “independent” for purposes of AMEX listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.

          The Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with auditors and audits of financial statements. Specifically, the Audit Committee’s responsibilities include the following:

  selecting, hiring and terminating our independent auditors;

  evaluating the qualifications, independence and performance of our independent auditors;

  approving the audit and non-audit services to be performed by the independent auditors;

  reviewing the design, implementation and adequacy and effectiveness of our internal controls and critical policies;

  overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and other accounting matters;

  with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

  preparing the report that the Securities and Exchange Commission requires in our annual proxy statement.

           Compensation Committee. The Compensation Committee members consist of Marvin I. Haas, as chairperson, Leslie Bernhard and Garland P. Asher. The Compensation Committee assists the Board in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

  approving the compensation and benefits of our executive officers;

  reviewing the performance objectives and actual performance of our officers; and

  administering our stock option and other equity and incentive compensation plans.

          The CEO may not be present during any deliberations on his compensation.

     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee assists the Board by identifying and recommending individuals qualified to become members of the Board, reviewing correspondence from our shareholders and establishing and overseeing our corporate governance guidelines. Specific responsibilities include the following:

  evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

  establishing a policy for considering shareholder nominees to our Board;

  reviewing our corporate governance principles and making recommendations to the Board regarding possible changes; and

  reviewing and monitoring compliance of our code of ethics and insider trading policy.

          The chairman of the Corporate Governance and Nominating Committee is Leslie Bernhard and the other members of the committee are Marvin I. Haas and Robert M. Gutkowski.

Shareholder Recommendation for Director Nominations

          As noted above, the Corporate Governance and Nominating Committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by shareholders. Recommendations of shareholders should be sent to us in a timely manner, either in person or by certified mail, to the attention of our Corporate Secretary. Any recommendations submitted to the Secretary should be in writing and should include whatever supporting material the shareholder considers appropriate in support of that recommendation but must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director if elected. The Corporate Governance and Nominating Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Corporate Governance and Nominating Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Corporate Governance and Nominating Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate, among other things. The Corporate Governance and Nominating Committee may also ask the candidate to meet with management and other members of the Board.

Communications with Non-Management Members of the Board

          The Company’s Corporate Goverance Policies set forth a process by which shareholders and other interested third parties can send communications to the non-management members of the Board. When interested third parties have concerns, they may make them known to the non-management directors by communication via http://upgi.silentwhistle.com/ethfeedback/index.jsp or toll free number (800)561-7480. All such correspondence is provided to the presiding chairman at, or prior to, the next executive session held at a regular Board meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Corporate Governance

          The Board has adopted a resolution that, in the future, any transactions between us and another person or entity who is deemed to be an “affiliate” or a related party must be approved by a majority of our disinterested directors.

Transactions with Related Parties

          From January 1, 2007 through December 31, 2007 we engaged in the following related party transactions:

  Immediately before our IPO was effective, we declared a $3 million dividend payable to our former parent Zunicom. The amount of the dividend was the difference between $10 million and the gross proceeds realized by Zunicom from the sale of our shares that it owned that were included in our IPO. The dividend is evidenced by a note payable, which has a maturity date of June 20, 2012 and which bears interest at the rate of 6% per annum. Interest on the unpaid principal amount of this note is payable quarterly, in arrears, and the principal amount will be repaid in 16 equal quarterly installments of $187,500 beginning September 20, 2008.

  At December 31, 2007 we owed Zunicom an additional $2.85 million, reflecting the tax benefit of the consolidated losses used to offset our taxable income and is evidenced by a note bearing interest at 6% per annum and maturing June 20, 2012. Interest on the unpaid principal amount of this note is payable quarterly, in arrears, and the principal amount will be repaid in 16 equal quarterly installments of $178,125 beginning September 20, 2008.

Compensation of Directors

          Our “independent” directors receive the following compensation:

  Effective January 1, 2008, an annual retainer fee of $10,000. For 2007, the annual retainer fee was $5,000.

  $500 plus reimbursement for actual out-of-pocket expenses incurred in connection with attending each Board meeting in person and $200 for attending each Board meeting telephonically.

  In March 2007, a stock option grant covering 10,000 shares of our common stock. Effective January 1, 2008, a stock option grant covering 10,000 shares upon his or her election or re-election to the Board. The options are exercisable immediately at a price per share equal to the fair market value of the stock on the date of grant.

  Each Committee member receives $500 plus reimbursement for actual out-of-pocket expenses incurred in connection with attending each Committee meeting in person or $200 for attending each Committee meeting telephonically, unless the Committee meeting immediately follows or precedes a Board meeting in which case the amounts are $200 for each meeting attended in person or $100 for each meeting attended telephonically.

  The Chairman of the Audit Committee received an additional retainer fee of $5,000 for 2007 and will receive a fee of $1,000 for 2008.

          The following table presents information relating total compensation for our non-employee directors for the year ended December 31, 2007.

Director Compensation

	Option	All Other
Name	Awards(1)	Compensation		Total

William Tan	$ —	$5,290	(2)	$5,290
Leslie Bernhard	11,528	8,100		19,628
Marvin I. Haas	11,528	7,300		18,828
Garland P. Asher	11,528	22,221	(2)	33,749
Robert M. Gutkowski	11,528	17,068	(2)	28,596

(1)	2007 expense as calculated by SFAS No. 123(R).

(2)	Includes medical insurance through the Company's plan.

EXECUTIVE COMPENSATION

     Summary of Compensation

          The following table sets forth certain information with respect to compensation for the year ended December 31, 2007 earned by or paid to our chief executive officer and our two other most highly compensated executive officers, which are referred to as the Named Executive Officers.

          We recorded compensation expense in our Financial Statements under the SFAS No. 123(R) for the year ended December 31, 2007 and 2006 with respect to the awards included in this table since the awards were effective and fully vested at the end of the respective years.

Summary Compensation Table

					Option		All Other
Name & Principal		Salary	Cash Bonus		Awards		Compensation		Total
Position	Year	($)	($)		($)		($)		($)

Randy Hardin	2007	220,000	424,870	(1)			35,995	(5)	680,864
President and CEO	2006	211,923	401,950	(2)	869,250	(3)	35,547	(5)	1,518,670

Ian Edmonds	2007	195,000	64,000				28,604	(5)	287,604
EVP & COO	2006	151,731	48,000		651,938	(3)	23,487	(5)	875,154

Mimi Tan	2007	139,500	49,100		2,602	(4)	5,463	(6)	196,665
SVP Business Development & Marketing	2006	122,642	41,000				5,024	(6)	168,666

(1)	Of this amount, $202,489 was paid in 2007, and the balance, $222,381, in 2008.
(2)	Of this amount, $176,500 was paid in 2006 and the balance, $225,450, in 2007.
(3)	2006 expense as calculated by SFAS No. 123(R).
(4)	2007 expense as calculated by SFAS No. 123(R).
(5)	Car lease, medical insurance and long-term disability insurance payments.
(6)	Medical insurance.

          Employment Agreements and Arrangements

          In December 2006, we entered into a three-year employment contract with Randy Hardin, our president and chief executive officer. Under the agreement, Mr. Hardin receives, in addition to benefits generally available to all other employees, an initial annual base salary (beginning in 2007) of $220,000, an annual bonus based on company performance and pre-tax earnings with other adjustments, which amount has been set at ten percent by the Board with “not to exceed” caps set at $650,000, $750,000, and $850,000 for the years ending December 31, 2007, 2008, and 2009, respectively, and an initial grant of options to acquire 475,000 shares of our common stock and a company leased vehicle.

          In December 2006, we entered into a three-year employment contract with Ian Edmonds, our executive vice-president and chief operating officer. Under the agreement, Mr. Edmonds receives, in addition to benefits generally available to all other employees, an initial annual base salary (beginning in 2007) of $195,000, an annual bonus based on company performance and his individual performance that is completely at the discretion of the Board, and an initial grant of options to acquire 356,250 shares of our common stock and a company leased vehicle.

          In December 2006, we entered into a three-year employment contract with Mimi Tan, our senior vice-president of business development and marketing and corporate secretary. Under the agreement, Ms. Tan receives, in addition to benefits generally available to all other employees, an initial annual base salary (beginning in 2007) of $161,200 and an annual bonus based on company performance and her individual performance that is completely at the discretion of the Board.

Outstanding Equity Awards

          The following table sets forth certain information with respect to outstanding equity awards at December 31, 2007 with respect to the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
	Number of Securities Underlying
	Unexercised Options
	(#)	Option Exercise Price	Option Expiration
Name	Exercisable	($)	Date

Randy Hardin	475,000 (1)	7.00	12/19/2016
President & CEO

Ian Edmonds	356,250 (1)	7.00	12/19/2016
EVP, COO

Mimi Tan	7,000 (2)	7.00	12/19/2016
Sr. V.P. of Business
Development & Marketing and Corp.
Secretary

(1)	Options are fully vested at December 31, 2006. The options held by Messrs. Hardin and Edmonds were granted in December 2006, in fulfillment of our obligation to Messrs. Hardin and Edmonds under their respective employment agreements at that time. Neither Mr. Hardin nor Mr. Edmonds actually own any of our stock.
(2)	Options are fully vested at December 31, 2007.

Option Exercises

          No options were exercised and no stock was awarded or vested.

Compensation Committee Interlocks and Insider Participation

          None of our executive officers serve as a member of the Board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the persons who are members of our Compensation Committee have ever been employed by us.

PROPOSAL NO. 2
APPROVAL OF AMENDMENTS TO THE 2006 STOCK OPTION PLAN TO INCREASE
AUTHORIZED SHARES, TO PROVIDE FOR AWARDS OF SHARES OF RESTRICTED
COMMON STOCK AND TO ALLOW FOR THE REPRICING OF OPTIONS UNDER LIMITED
CIRCUMSTANCES

          The Board adopted resolutions approving the following amendments to the Plan: (a) increase the number of shares available for issuance thereunder from 1,500,000 to 2,000,000 shares (the “Share Increase Amendment”); (b) provide for awards of up to 300,000 shares of restricted common stock (the “Restricted Stock Amendment”); and (c) allow for the repricing of options under limited circumstances (the “Repricing Amendment”) (collectively, the Share Increase Amendment, the Restricted Stock Amendment and the Repricing Amendment are referred to as the “Amendments”), and directing that the proposed Amendments be submitted to a vote of the shareholders at the Meeting. Each amendment will be voted on separately. The Board determined that the Amendments are in the best interests of the Company and recommends approval by the shareholders. A copy of the proposed Amendments is attached as Appendix A to this Proxy Statement.

Background and Reason for the Proposal

          In order to continue our program of equity-based incentive compensation to attract and retain the personnel necessary for our success and to provide more flexibility to the Compensation Committee, our Board has approved the Amendments. The Board’s reasons for the Amendments are as follows:

  With respect to the Share Increase Amendment, as of April 28, 2008, options covering 1,288,728 shares were issued and outstanding under the Plan at a weighted average exercise price of $6.92 per share, leaving only 211,272 shares available for future grants. The market value of the shares underlying the outstanding options, based on a closing price of $4.06 per share of common stock on May 6, 2008, is $5,232,236. Accordingly, our Board believes that the Share Increase Amendment is necessary to provide us with enough shares to continue our program of equity-based incentive compensation.

  With respect to the Restricted Stock Amendment, our Board believes that the ability to grant shares of restricted stock as well as options will enhance our ability to provide incentives to employees, directors and consultants whose performance contribute to our long-term success and growth; and will increase the identity of interests of such people with those of our shareholders which will help build loyalty to us through recognition and the opportunity for stock ownership. As proposed, the amendment would authorize the Compensation Committee to grant up to 300,000 shares of restricted stock.

  With respect to the Repricing Amendment, our Board believes that the ability to reprice outstanding options will give us the flexibility we need to effectively continue our program of equity-based incentive compensation to attract and retain the personnel necessary for our success. When exercise prices of outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the fair market value of our common stock, our Board believes it unlikely that these options will be exercised in the near future and as a result will not provide the incentives to our employees that they were intended to provide.

          The Plan was adopted in December 2006 to attract and retain the personnel necessary for our success.

          The Plan is administered by the Compensation Committee of our Board. Except as may otherwise be provided in the Plan, the Compensation Committee will have complete authority and discretion to determine the terms of awards.

          The Plan gives us the ability to provide incentives through grants of stock option awards to our key employees, consultants and directors (other than directors that are not compensated for their time by us or receive only a director’s fee). As of May 1, 2008, the approximate number of employees who will be eligible to participate in the Plan is 74, the approximate number of non-employee board members who will be eligible to participate in the Plan is four and we do not currently have any consultants that we are considering for participation in the Plan. The Plan will be administered by the Compensation Committee.

          As of May 1, 2008, our executive officers and other key employees held options to purchase 892,478 shares of common stock at $7.00 per share. On that day, the closing price for our stock was $2.90 per share. Of this amount, 475,000 options were granted to Randy Hardin, our President and Chief Executive Officer, and 356,250 options were granted to Ian Edmonds, our Executive Vice President and Chief Operating Officer, in December 2006 in fulfillment of our obligation under their then existing employment agreements. Neither Mr. Hardin nor Mr. Edmonds and none of our other executive officers and key employees own any of our stock directly.

          The shareholders approved reservation of an additional 250,000 shares in June 2007 for a total of 1,500,000 shares, representing 30% of the total number of shares issued and outstanding. If an award expires or terminates unexercised or is forfeited to us, or shares covered by an award are used to fully or partially pay the exercise price of an option granted under the Plan or shares are retained by us to satisfy tax withholding obligations in connection with an option exercise or the vesting of another award, those shares will become available for further awards under the Plan.

          The Plan authorizes the granting of options, including options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. The Compensation Committee determines the period of time during which a stock option may be exercised, as well as any vesting schedule, except that no stock option may be exercised more than 10 years after its date of grant. The exercise price for shares of our common stock covered by an incentive stock option cannot be less than the fair market value of our common stock on the date of grant; provided that that exercise of an incentive stock option granted to an eligible employee that owns more than 10% of the voting power of all classes of our capital stock must be at least 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of shares subject to an incentive stock option exercisable for the first time by an option holder may not exceed $100,000 in any calendar year.

          As amended, the Plan authorizes (i) the grant of options and restricted stock awards covering up to 2,000,000 shares of common stock in the aggregate; (ii) the grant of up to 300,000 shares of restricted stock awards on terms and conditions established by the Compensation Committe, including the period during which the shares are not transferable and are subject to forfeiture; and (iii) the repricing of the exercise prices of outstanding options upon the approval by at least a majority of our Board’s “independent directors” (as defined under the applicable rules of the Stock Exchange or Stock Market where our common stock is then listed) and only if the fair market value per share of our common stock is less than 80% of the exercise price per share of the outstanding option.

          The Board may terminate the Plan without shareholder approval or ratification at any time. Unless sooner terminated, the Plan will terminate in December, 2016. The Board may also further amend the Plan, provided that no amendment will be effective without approval of our shareholders if shareholder approval is required to satisfy any applicable statutory or regulatory requirements.

Federal Income Tax Consequences

          Non-qualified Stock Options. The grant of non-qualified stock options will have no immediate tax consequences to us or the optionee. The exercise of a non-qualified stock option will require the optionee to include in his gross income the amount by which the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the option price. Upon a subsequent sale or taxable exchange of the shares acquired upon exercise of a non-qualified stock option, the optionee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

          We will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes at the same time and in the same amount as the optionee is in receipt of income in connection with the exercise of a non-qualified stock option.

          Incentive Stock Options. The grant of an incentive stock option will have no immediate tax consequences to the employee. Companies are required to recognize an immediate expense from the grant of incentive stock options. If the employee exercises an incentive stock option and does not dispose of the acquired shares within two years after the grant of the incentive stock option nor within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), he will realize no compensation income and any gain or loss that he realizes on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. For purposes of calculating the employee's alternative minimum taxable income, however, the option will be taxed as if it were a non-qualified stock option.

          Restricted Common Stock. Generally, unless the participant elects, pursuant to Section 83(b) of the Code to recognize income in the taxable year which the Restricted Stock had been awarded, the participant is required to recognize income for federal income tax purposes in the first taxable year during which the participant’s rights over the Restricted stock are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. At such time, we will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes.

Equity Compensation Plan Information

          The following table summarizes the options granted under the Plan as well as options and warrants granted outside the Plan as of December 31, 2007. The shares covered by outstanding options are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events.

	Equity Compensation Plan Table
			Number of securities
			remaining available for
	Number of securities to be	Weighted-average	future issuance under
	issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved By
Security Holders
Grants under the 2006 Stock Option Plan	1,288,728	$6.92	211,272

Equity Compensation Plans Not Approved
By Security Holders
Warrants (1)	300,000	$8.40	Not applicable
Common Stock Options (2)	20,000	$7.00	Not applicable

Total	1,608,728	$7.61	211,272

(1)	The warrants, issued in connection with our IPO, in December 2006, are exercisable at $ 8.40 per share any time beginning 365 days after the grant date and until the fifth anniversary of that date.

(2)
On March 21, 2007, the Company issued stock options to non-employees to purchase 20,000 shares of the Company’s common stock at an exercise price of $7.00 per share vesting over three years and expiring December 19, 2016.

The Board recommends a vote “FOR” the Approval of All of the Amendments to The 2006 Stock
Option Plan and proxies that are signed and returned will be so voted unless otherwise instructed.

PROPOSAL NO. 3
ADIVSORY APPROVAL OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

          KBA Group LLP has been our independent auditor since 2006. Their audit report appears in our annual report for the fiscal year ended December 31, 2007. A representative of KBA Group LLP will be at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

          Selection of the independent accountants is not required to be submitted to a vote of our shareholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, our Board is submitting this matter to the Company’s shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will take that into consideration when deciding whether to retain KBA Group LLP, and may retain that firm or another, without re-submitting the matter to the shareholders, to audit our accounts for the 2008 fiscal year. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Our Board recommends a vote “FOR” this Proposal and proxies that are signed and returned will be so voted unless otherwise instructed

REPORT OF THE AUDIT COMMITTEE TO THE BOARD

          The Audit Committee of the Board is responsible for providing oversight of our accounting and financial reporting functions. The Board appoints the Audit Committee and its chairman annually, with the committee consisting of at least three directors. The Audit Committee operates under a formal charter, which is available on the Company’s website at http://www.upgi.com and by clicking on the Investor Relations section then going to the “Corporate Goverance” link. The Audit Committee charter sets forth in details the duties and responsibilities of the Audit Committee.

          The Audit Committee received the written disclosures and the letter from KBA Group LLP, the Company’s independent registered public accounting firm, that are required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the rules and regulations of the SEC, the Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended December 31, 2007 is compatible with maintaining KBA Group LLP’s independence and has discussed with KBA Group LLP the firm’s independence from the Company.

          Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and issuing a report thereon.

          The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vo. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2007.

          Based on the above-mentioned reviews and discussions with management and the Company’s independent registered public accounting firm, the Audit Committee, exercising its business judgment, recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

          This report is submitteed on behalf of the members of the Audit Committee:

Garland P. Asher
Leslie Bernhard
Robert Gutkowski

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

          The Board has reviewed the following audit and non-audit fees the Company has paid to the independent public accountants for purposes of considering whether such fees are compatible with maintaining the auditor’s independence. The policy of the Board is to pre-approve all audit and non-audit services performed by its independent public accountants before the services are performed.

          Audit Fees. Fees billed for service rendered by KBA Group LLP for the audit of the financial statements and for the reviews of Forms 10-Q of the Company were approximately $148,000 for 2007 and approximately $98,000 for 2006.

          Audit-Related Fees. None

          Tax Fees. Aggregate fees billed for permissible tax services rendered by KBA Group LLP consisted of approximately $15,000 for 2007 and approximately $16,000 for 2006. These amounts include tax consulting, preparation of federal and state income tax returns and franchise tax returns.

          All Other Fees. Fees billed for services rendered by KBA Group LLP for review of Sarbanes-Oxley implementation plans, Form S-1, and Form S-8 for the Company were approximately $36,000 for 2007 and approximately $125,000 for 2006.

ANNUAL REPORT TO SHAREHOLDERS

          We have enclosed our 2007 Annual Report to Shareholders for the fiscal year ended December 31, 2007 with this proxy statement (“Annual Report”). The Annual Report includes our audited financial statements for the fiscal year ended December 31, 2007, along with other financial information and management discussion about the Company, which we urge you to read carefully.

          Our annual report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC, is included in the Annual Report, which accompanies this proxy statement.

          You can also obtain, free of charge, a copy of our annual report on Form 10-K by:

  accessing the Investor Relations section of our website at http://www.upgi.com and clicking on the “SEC Filings” link:

  writing to:

  Universal Power Group, Inc. – Investor Relations
  1720 Hayden Drive
  Carrollton, TX 75006; or

  telephoning us at: (469) 892-1122.

          You can obtain a copy of our annual report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at http://www.sec.gov.

SHAREHOLDERS PROPOSALS FOR 2009 ANNUAL MEETING

          Shareholders interested in presenting a proposal for consideration at the Annual Meeting of Shareholders in 2009 must follow the procedures found in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy materials relating to our 2009 annual meeting of shareholders, all qualified proposals must be received by our Investor Relations Coordinator no later than January 2, 2009. A shareholder’s notice must set forth, as to each proposed matter: (i) as to each person whom the shareholder proposes to nominate for election to the Board, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-12 thereunder; (ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment; (iii) the name and address, as they appear on our books, of the shareholder proposing such business; (iv) the number of shares of Common Stock which are beneficially owned by such shareholder; (v) a representation that the shareholder is a holder of record of shares of the Common Stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (vi) any financial interest of the shareholder in such proposal or nomination.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based on a review of the Forms 3, 4 and 5 submitted during and with respect to the year ended December 31, 2007, there have been no untimely filings of such required forms, except that (i) a beneficial owner of 10% of our outstanding common stock did not timely file a Form 3 and a Form 4 filing to report nine transactions; and (ii) four members of our board of directors did not timely file a Form 4 filing to report their respective stock option awards. As of the date of this Annual Report, all the aforementioned reporting persons have made all the necessary filings.

Other Information

           The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and by our directors, officers and regular employees without special compensation therefore. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for benefical owners of our common stock.

          Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted “FOR” all of the proposals described in this proxy statement.

Householding

          The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report from us directly, please contact us by:

  writing to:

  Universal Power Group, Inc. – Investor Relations
  1720 Hayden Drive
  Carrollton, TX 75006; or

  telephoning us at: (469) 892-1122.

OTHER MATTERS

          Our board does not know of any other matters that are to be presented for action at the 2008 annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD

Mimi Tan,
Secretary
Dated: May 13, 2008

APPENDIX A

AMENDMENT TO THE UNIVERSAL POWER GROUP, INC. 2006 STOCK OPTION PLAN

           A.           The Universal Power Group, Inc. 2006 Stock Option Plan (the “Plan”) is hereby amended as follows:

1.           The Plan is hereby amended to increase the number of shares of Stock covered by the Plan to 2,000,000. In order to effectuate this amendment, Section 5 of the Plan is amended by replacing “1,500,000” with “2,000,000”.

2.           The Plan is hereby amended to provide for the grant of up to 300,000 shares of Restricted Stock. In order to effectuate this amendment, the following sections of the Plan are hereby amended:

          (a)           Section 1 is amended by deleting the second sentence thereof and replacing it with the following sentence:

           “The Plan provides for the grant (i) of Options, including “incentive stock options” and nonqualified stock options” and (ii) shares of restricted common stock.”

           (b)           Section 2(a) of the Plan is amended to read as follows:

           ‘“Award’ means any Option or shares of Restricted Stock granted under the Plan.”

           (c)           Sections 2(u) and 2(v) are hereby redesignated as Sections 2(v) and 2(w), respectively and the following new section 2(u) is hereby inserted:

           ‘“Restricted Stock’ means shares of Stock that are granted pursuant to Section 6(c) of the Plan and that are nontransferable and/or subject to a risk of forfeiture.”

           (d)           The following new subsection (c) is added to Section 6 of the Plan:

           “(c)           The Committee is authorized to grant up to 300,000 shares of Restricted Stock to Grantees on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

A-1

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (a) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (b) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.”

3.           The Plan is hereby amended to permit the re-pricing of outstanding Options. In order to effectuate this amendment, the Plan is hereby amended as follows:

           (a)           The last sentence of the first paragraph of Section 3 is hereby deleted in its entirety.

           (b)           The following paragraph is hereby inserted in between the first and second paragraphs of Section 3:

          “Notwithstanding any other provisions under the Plan, no action shall be taken under the Plan to (i) lower the exercise prices of any Options after they are granted, (ii) exchange Options for Options with lower exercise prices or (iii) take any other action that is treated as a “re-pricing” of stock options under generally accepted accounting principles; provided, however, that such actions shall be permitted to the extent approved by the Committee and a majority of the Board’s “independent directors” (as defined under the applicable rules of the Stock Exchange or Stock Market where the Stock is then listed) and only if the Fair Market Value per share of Stock is less than 80% of any such Option’s exercise price per share of Stock. To the extent that any such approved action would be treated as a grant of a new Option under Section 162(m) of the Code (for individuals who are “covered employees” under Section 162(m) of the Code at the time of such action) or under Sections 422 or 424 of the Code (for Options intended to retain their status as ISOs), the new grants shall be deemed to have been made under the Plan (or any successor plan thereto).”

          B.           The foregoing amendments to the Plan shall not take effect until they have been adopted by the Board of Directors of the Company and approved by the Company’s shareholders in accordance with the Company’s bylaws and applicable law.

          C.           Except as otherwise set forth in this Amendment, the terms and provisions of the Plan shall remain in full force and effect as when originally adopted or as previously amended.

          D.           Capitalized terms used in this amendment shall have the meaning ascribed to such terms in the Plan.

A-2

PROXY CARD

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN,
AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT
RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

UNIVERSAL POWER GROUP, INC.
1720 HAYDEN DRIVE
CARROLLTON, TX 75006
(469) 892 1122 Telephone
(469) 892 1201 Facsimile

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 10, 2008

The undersigned hereby appoints Randy Hardin and Ian Edmonds as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Universal Power Group, Inc. held of record by the undersigned on April 11, 2008, at the Annual Meeting of Shareholders of Universal Power Group, Inc. (the “Company”), to be held at Hotel InterContinental located at 15201 Dallas Parkway, Addison, TX 75001 at 10:00 a.m., CDT, on Monday June 10, 2008 or any adjournment thereof.

INSTRUCTIONS: PLEASE INDICATE YOUR SELECTION BY PLACING AN "X" IN THE APPROPRIATE BOXES BELOW.

1. ELECTION OF DIRECTORS — Nominees: William Tan, Randy Hardin, Ian Edmonds, Garland Asher, Leslie Bernhard, Robert M. Gutkowski, Marvin Haas, Carl A. Generes and Benjamin J. Douek

FOR election of all nominees:	☐
WITHHOLD vote from all nominees	☐
FOR all nominees,	☐
EXCEPT for nominee(s) listed below from whom Vote is withheld

2. AMEND THE COMPANY’S 2006 STOCK OPTION PLAN TO:

(A) INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 1,500,000 TO 2,000,000;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(B) PROVIDE FOR AWARDS OF UP TO 300,000 SHARES OF RESTRICTED COMMON STOCK; AND

☐ FOR	☐ AGAINST	☐ ABSTAIN

(C) ALLOW FOR REPRICING OF OPTIONS UNDER LIMITED CIRCUMSTANCES.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. ADVISORY APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Dated: ___________________, 2008

Signature of Shareholder
Signature if held jointly

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE READ, COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.